EXHIBIT 32

Certification Pursuant to Section 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2004 (the “Report”), by Xybernaut Corporation (the “Registrant”), the undersigned hereby certifies that, to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ EDWARD G. NEWMAN

Edward G. Newman Chief Executive Officer and Chairman of the Board of Directors November 8, 2004

/s/ THOMAS D. DAVIS

Thomas D. Davis Senior Vice President and Chief Financial Officer November 8, 2004

/s/ STEVEN A. NEWMAN

Steven A. Newman President, Chief Operating Officer and Vice Chairman of the Board of Directors November 8, 2004

A signed original of this written statement required by Section 18 U.S.C. Section 1350 has been provided to
Xybernaut Corporation and will be retained by Xybernaut Corporation, and furnished to the
Securities and Exchange Commission or its staff upon request.